EXHIBIT 16.1.

              LETTER FROM KPMG LLP TO THE SECURITIES AND EXCHANGE
                         COMMISSION DATED JULY 15, 2002.


July 15, 2002

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for American Physicians Service Group, Inc. and, under the date of April 15, 2002, we reported on the consolidated financial statements of American Physicians Service Group, Inc. and subsidiaries as of and for the years ended December 31, 2001 and 2000. On July 8, 2002, our appointment as principal accountants was terminated. We have read American Physicians Service Group, Inc.'s statements included under Item 4 of its Form 8-K dated July 15, 2002, and we agree with such statements, except that we are not in a position to agree or disagree with American Physicians Service Group's statement that the change was approved by the Company's board of directors and we are not in a position to agree or disagree with American Physicians Service Group's statement that BDO Seidman, LLP was not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on American Physicians Service Group's consolidated financial statements.

Very truly yours,

/s/  KPMG LLP
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